Exhibit (17)

TD WATERHOUSE PLUS FUNDS, INC.

Money Market Plus Portfolio

        The undersigned stockholder of the Money Market Plus Portfolio, a series of TD Waterhouse Plus Funds, Inc. (“TD Plus”), hereby appoints Richard Neiman and Michele Teichner, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of common stock of the Fund standing in the name of the undersigned at the close of business on December 9, 2005, at a Special Meeting of Stockholders to be held at the offices of TD Waterhouse Plus Funds, Inc., 100 Wall Street, New York, New York 10005, at 8:30 a.m., Eastern time, on February 22, 2006, and at any and all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposal, as more fully described in the Proxy Statement and Prospectus for the meeting.

Please mark boxes in blue or black ink.

1.	To approve an Agreement and Plan of Reorganization providing for the transfer of substantially all of the assets of Money Market Plus Portfolio (the “Acquired Fund”) to Money Market Portfolio (the “Acquiring Fund”), a series of TD Waterhouse Family of Funds, Inc. (“TDWFF”), in exchange for the Acquiring Fund’s Premium Class shares having an aggregate net asset value equal to the value of the Money Market Plus Portfolio’s assets and the assumption by TDWFF of the Money Market Plus Portfolio’s liabilities (the “Reorganization”). Premium Class shares of the Acquiring Fund received by the Money Market Plus Portfolio in the Reorganization will be distributed by the Money Market Plus Portfolio to its stockholders in liquidation of the Money Market Plus Portfolio, after which the Money Market Plus Portfolio will cease operations.

FOR	AGAINST	ABSTAIN
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2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment(s) thereof.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TD WATERHOUSE PLUS FUNDS, INC. AND WILL BE VOTED FOR THE ABOVE PROPOSAL UNLESS OTHERWISE INDICATED.

Signature(s) should be exactly as name or names appearing on this proxy. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title. By signing this proxy card, receipt of the accompanying Notice of Special Meeting of Stockholders and Proxy Statement and Prospectus is acknowledged.

Dated: ____________________________________

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Signature(s)

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Signature(s)

Sign, Date and Return the Proxy Card

Promptly Using the Enclosed Envelope